Exhibit 10.5

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is entered into as of October 22, 2015, by and between NS WELLS ACQUISITION LLC, a Delaware limited liability company (the “Landlord”), and KARYOPHARM THERAPEUTICS INC., a Delaware corporation (the “Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as of March 27, 2014, as amended by a First Amendment to Lease dated December 31, 2014 (the “First Amendment”) (as amended, the “Lease”) for the lease of certain premises containing 29,933 rentable square feet (the “Existing Premises”) on the second (2nd) floor and certain premises containing 16,234 rentable square feet on the third (3rd) floor (the “Expansion Premises”) of the building located at 85 Wells Avenue, Newton, MA 02459 (the “Building”), and commonly known as 75-95 Wells Avenue;

WHEREAS, the Expansion Premises consists of “Expansion Premises A” containing 8,468 rentable square feet and “Expansion Premises B” containing 7,766 rentable square feet;

WHEREAS, due a scrivener’s error, the Base Rent charts for the Existing Premises and the Expansion Premises set forth in the First Amendment incorrectly included a reference to an Extension Lease Year 2 for the Existing Premises and a Lease Year 8 for the Expansion Premises;

WHEREAS, Landlord and Tenant desire to amend the Lease to (i) correct the foregoing discrepancy, (ii) to restate the Base Rent charts for the Existing Premises and the Expansion Premises, and (iii) to confirm the Commencement Dates and Rent Commencement Dates for the Expansion Premises, and the Extended Termination Date of the Lease, as set forth herein; and

WHEREAS, Landlord and Tenant desire to amend Section 4.B (Landlord’s Expansion Premises Contribution) of the First Amendment to provide for the payment of the Allowance in four installments in lieu of the payment method provided in said section.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1. Confirmation of Dates. Landlord and Tenant hereby confirm and agree that:

(i) The Expansion Premises A Commencement Date is January 1, 2015, and the Expansion Premises A Rent Commencement Date is May 1, 2015;

(ii) The Expansion Premises B Commencement Date is June 1, 2015, and the Expansion Premises B Rent Commencement Date is October 1, 2015; and

(iii) The Extended Termination Date of the Lease is September 30, 2022.

2. Existing Premises. Section 1A(i) of the First Amendment is hereby deleted in its entirety, and the below-listed Base Rent chart is hereby substituted therefor:

(i)	Base Rent.

Period	Annual Base Rent		Monthly Base Rent	Per Rentable Square Foot
12/1/21 – 9/30/22	$942,889.50	*	$78,574.13	$31.50

*	Annualized

3. Expansion Premises A. Section 2B(i) of the First Amendment is hereby deleted in its entirety, and the below-listed Base Rent chart is hereby substituted therefor:

(i)	Base Rent.

Period	Annual Base Rent		Monthly Base Rent	Per Rentable Square Foot
1/1/15 – 4/30/15	$-0-		$-0-	$-0-
5/1/15 – 9/30/16	$241,338.00	*	$20,111.50	$28.50
10/1/16 – 9/30/17	$245,572.00		$20,464.33	$29.00
10/1/17 – 9/30/18	$249,806.00		$20,817.17	$29.50
10/1/18 – 9/30/19	$254,040.00		$21,170.00	$30.00
10/1/19 – 9/30/20	$258,274.00		$21,522.83	$30.50
10/1/20 – 9/30/21	$262,508.00		$21,875.67	$31.00
10/1/21 – 9/30/22	$266,742.00		$22,228.50	$31.50

*	Annualized

4. Expansion Premises B. Section 3B(i) of the First Amendment is hereby deleted in its entirety, and the below-listed Base Rent chart is hereby substituted therefor:

(i)	Base Rent.

Period	Annual Base Rent	Monthly Base Rent	Per Rentable Square Foot
6/1/15 – 9/30/15	$-0-	$-0-	$-0-
10/1/15 – 9/30/16	$221,331.00	$18,444.25	$28.50
10/1/16 – 9/30/17	$225,214.00	$18,767.83	$29.00
10/1/17 – 9/30/18	$229,097.00	$19,091.42	$29.50
10/1/18 – 9/30/19	$232,980.00	$19,415.00	$30.00
10/1/19 – 9/30/20	$236,863.00	$19,738.58	$30.50
10/1/20 – 9/30/21	$240,746.00	$20,062.17	$31.00
10/1/21 – 9/30/22	$244,629.00	$20,385.75	$31.50

5. Landlord’s Expansion Premises Contribution. Notwithstanding anything set forth in Section 4.B of the First Amendment to the contrary and provided Tenant furnishes Landlord with the required documentation set forth in said Section 4.B, Landlord shall disburse the Allowance of $568,190.00 to Tenant in four (4) installments as set forth below:

•	1st Installment of $148,190.00: Paid; the receipt of which is hereby confirmed by Tenant

•	2nd Installment of $140,000.00: On or before October 30, 2015

•	3rd Installment of $140,000.00: On or before November 30, 2015

•	4th Installment of $140,000.00: On or before December 30, 2015

Landlord hereby acknowledges that Landlord has received all documentation required under Section 4(B) of the First Amendment for all disbursements of the Allowance including, without limitation, the 4th Installment, which is the final disbursement, and the installments required above shall be paid on the dates set forth above, notwithstanding anything to the contrary contained in the Lease or in the First Amendment

6. Miscellaneous.

A. This Second Amendment, together with the Lease, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Second Amendment.

B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C. In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

D. Submission of this Second Amendment by Landlord is not an offer to enter into this Second Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Second Amendment until Landlord has executed and delivered the same to Tenant.

E. The capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Second Amendment.

F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Second Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Second Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Second Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Second Amendment.

G. Each signatory of this Second Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

H. This Second Amendment may be executed in any number of counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be considered an original, and when taken together with other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all parties. Facsimile and scanned signature shall be deemed originals for all purposes.

[Signatures on following page]

EXECUTED under seal as of the date first above written.

LANDLORD:

NS WELLS ACQUISITION LLC,
a Delaware limited liability company

By:	/s/ Joseph Adamo
Name: Joseph Adamo
Title: Joseph Adamo

TENANT:

KARYOPHARM THERAPEUTICS INC. a Delaware corporation

By:	/s/ Justin A. Renz
Name: Justin A. Renz
Title: EVP, CFO & Treasurer